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                                                       EXHIBIT 10.02

                              AMENDED AND RESTATED
                        EFFECTIVE AS OF JANUARY 1, 1998

                         NORTHERN STATES POWER COMPANY

                  EXECUTIVE LONG-TERM INCENTIVE AWARD STOCK PLAN

     SECTION 1. PURPOSE. The general purpose of the Northern States Power Company Executive Long-Term Incentive Award Plan (the "Plan") is to create a compensation environment which will attract and retain talented officers and key employees of Northern States Power Company, a Minnesota corporation (the "Company") and its subsidiaries, by providing to employees determined to be eligible "("Participants") with common stock of the Company ("Common Stock") pursuant to awards ("Awards") described herein.

     The specific purposes of the Plan are to:

     (a) Provide a total compensation program which is competitive with general industry programs and also those emerging in the leading utility companies.

     (b) Use a stock based long-term incentive plan to more closely align the interest of NSP's executives with those of the shareholders and to maintain NSP's long-term financial strength so that NSP can take advantage of opportunities that will allow it to provide quality service at the lowest cost possible.

     (c) Provide another element of compensation beyond base salary and annual incentive pay to focus attention on long-term business goals and to reward superior company performance.

     (d) Encourage teamwork and the spirit of cooperation along the executive group.

     SECTION 2. COMMITTEE.     The Plan shall be administered by
the Corporate Management Committee of the Company's Board of Directors ( the "Committee" ) or any committee designated as its successor for purposes of this Plan. The Committee shall consist of not less than three members of the Board of Directors who are not employees of the Company and all members of the Committee shall be "disinterested persons" as defined in Rule 16b-3 of the General Rules and Regulations under the Security Exchange Act of 1934. To the extent required to comply with the performance-based compensation exemption under Internal Revenue Code ("Code")
Section 162(m) and the related regulations, each member of the Committee shall qualify as an "outside director" as defined therein.

     SECTION 3. COMMITTEE POWERS AND DUTIES. The Committee shall have the authority to make rules and regulations governing the administration of the Plan; to select the eligible employees to whom Awards shall be granted; to determine the type, amount, size and terms of Awards; to determine the time when Awards shall be granted; to determine whether any restrictions shall be placed on shares of Common Stock granted pursuant to any Awards; to authorize the Company to make available loans, on specified terms, to Participants for the purpose of providing funds for the use of Participants in exercising options granted under the Plan; and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determination need not be uniform, and may be made selectively among persons who are eligible to receive Awards under the Plan, whether such persons are similarly situated. All interpretations, decisions, or determinations made by the Committee pursuant to the Plan shall be final and conclusive.

     SECTION 4. PARTICIPANTS. Participants will consist of such key employees (including officers) of the Company or any of its present or future subsidiaries as the Committee, in its sole discretion, determines to be mainly responsible for the success and future growth and profitability of the Company and whom the Committee may designate from time to time to receive Awards under the Plan. Awards may be granted under this Plan to persons who have previously received Awards or other benefits under this or other plans of the Company.

     SECTION 5. AWARDS. Awards may consist of Common Stock transferred to Participants, subject to restrictions as described in Section 6, as additional compensation for service rendered to the Company without any other payment therefor provided that the value of the Common Stock awarded by the Committee to any Participant in a calendar year shall not exceed $1,000,000. The Committee also may make Awards in the form of stock options, stock appreciation rights, performance awards, or any combination of the foregoing provided that the Committee shall not award rights or options to purchase more than 100,000 shares to any Participant in a calendar year. Awards granted under the Plan in any calendar year cannot exceed one percent (1%) of the number of outstanding shares of Common Stock at the end of the previous calendar year. Solely for the purpose of computing the number of shares of Common Stock granted under this Plan, there shall not be counted any shares that have been forfeited. The stock awarded may be previously unissued or stock repurchased by the Company for purposes of this Plan as designated by the Board of Directors. If there is any change in the outstanding Common Stock by reason of a stock dividend or distribution, stock split-up, recapitalization, combination or exchange of shares, or by reason of merger, consolidation or other corporate reorganization in which the Company is the surviving corporation, the number of shares of Common Stock available for Awards under the Plan shall be adjusted by the Committee to give proper effect to such change.

     SECTION 6. RESTRICTED STOCK.

          (a) AWARDS. All Awards shall consist of restricted shares of Common Stock granted pursuant to the Plan and shall entitle the Participant to receive the shares of Common Stock, subject to forfeiture if specified conditions are not satisfied, at the end of a specified period. The shares of Common Stock awarded shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each Award shall be subject to the requirements of this
          Section 6. Awards of restricted stock shall be determined by the Committee utilizing performance goals based on one or more of the following: earnings per share, market share, stock price, sales, costs, net operating income, cash flow, retained earnings, return on equity, total shareholder return, shareholder value analysis, results of customer satisfaction surveys, aggregate product price and other product price measures, safety record, service reliability, demand-side management (including conservation and load management), operating and maintenance cost management, energy production availability, and individual performance measures; provided, that all Performance Goals shall be objective performance goals satisfying the requirements for "performance-based compensation" within the meaning of Section 162(m)(4) of the Code. Such Performance Goals also may be based on the attainment of specified levels of performance of the Company and/or any Affiliates under one or more of the measures described above relative to the performance of other corporations.

     (b) RESTRICTED PERIOD. The Committee shall establish a period (the "Restricted Period") of not less than one year nor more than five years, commencing on the date of award, during which the Participant will not be permitted to sell, transfer, pledge, encumber, or assign the Common Stock subject to the Award. Within these limits, the Committee may provide for the lapse of restrictions in installments or upon the occurrence of certain events where deemed appropriate. Any attempt by a Participant to dispose of restricted shares of Common Stock in a manner contrary to the applicable restrictions shall be void, and of no force and effect.

     (c) RIGHTS DURING RESTRICTED PERIOD. Except to the extent otherwise provided in this Section 6 or under the terms of any restricted stock agreement during the Restricted Period, the Participant shall have all of the rights of a stockholder in the Company with respect to the restricted shares of Common Stock, including the right to vote the shares and to receive dividends and other distributions with respect to the shares unless the Committee shall otherwise determine; provided, that all stock dividends, stock rights, and stock issued upon split-ups or reclassification of shares shall be subject to the same restrictions as the rights, or additional stock are issued, and may be held in custody as provided hereafter in this Section 6 until the restrictions thereon shall have lapsed.

     (d) FORFEITURES. Except to the extent otherwise provided in the restricted stock agreement, if the Participant shall cease to be an employee of the Company or any subsidiary, or if any condition established by the Committee for the release of any restrictions shall not have occurred, prior to the expiration of the Restricted Period, all shares of Common stock then subject to any restrictions shall be forfeited to the Company without any further obligations of the Company to the Participant, and all rights of the Participant with respect to such shares shall terminate.

     (e) CUSTODY. Restricted shares may be held in custody by the Company in an account allocated to the Participant until restrictions applicable to thereto have expired. The Committee may require that any certificates evidencing restricted shares of Common Stock be held in custody by a bank or other institution, or by the Company or any subsidiary, until the restrictions thereon have lapsed. If any certificates are issued for shares still subject to restrictions, the Participant awarded such shares shall deliver to the Company a stock power, endorsed in blank, relating to the restricted shares as a condition of receiving the Award.

     (f) CERTIFICATES. Subject to paragraph (e) above, if a recipient of restricted shares pursuant to an Award shall be issued a certificate or certificates evidencing the shares of Common Stock subject to the restrictions provided as to the applicable Award, such certificates shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to the Award, which legend shall be substantially in the following form:

               "The transferability of this certificate and the shares represented hereby are subject to the terms and conditions
               (including forfeiture) of the Northern
               States Power Company Executive Long-Term
               Incentive Award Stock Plan and an
               Agreement entered into between the
               registered owner and Northern States
               Power Company, a Minnesota corporation.
               Copies of such Plan and Agreement are on file in the office of the Secretary, Northern States Power Company, 414
               Nicollet Mall, Minneapolis, Minnesota."

     (g) GIFT TO DEPENDENT. Notwithstanding any provision of this Section 6, the Committee may permit a gift of restricted shares to the Participant's spouse, child, stepchild, grandchild, or legal dependent, or to a trust whose sole beneficiary or beneficiaries shall be the Participant and/or any one or more of such persons; provided, that the donee shall have entered into an agreement with the Company pursuant to which the donee agrees that the restricted shares of Common Stock shall be subject to the same restrictions as they were prior to the donation by the Participant.

     SECTION 7. STOCK OPTIONS. A stock option granted pursuant to the Plan shall entitle the optionee, upon exercise, to purchase shares of Common Stock at a specified price during a specified period. Such options will be "nonqualified" for the purposes of
Section 422A of the Internal Revenue Code. Options shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each option shall be subject to the following requirements:

     (a) TYPE OF OPTION. Each option shall be identified in the agreement pursuant to which it is granted as a nonqualified option.
     (b)  TERM.     No option shall be exercisable more than 121
          months after the date on which it is granted.
     (c) PAYMENT. The purchase price of shares of Common Stock subject to an option shall be payable in full at the time the option is exercised. Payment may be made in cash, in shares of Common Stock having a fair market value which is not less than the option price on the date of exercise, or by a combination of cash and such shares, or any other consideration in kind, including shares of restricted stock, as the Committee may determine, and subject to such terms and conditions as the Committee deems appropriate.
     (d) OPTIONS NOT TRANSFERABLE. Options shall not be transferable except to the extent permitted by the agreement evidencing such option; provided, that in no event shall any option be transferable by the optionee, other than by will or the laws of descent and distribution, and shall be exercisable during an optionee's lifetime only by such optionee. If, pursuant to the agreement evidencing any option, such option remains exercisable after the optionee's death, to the extent permitted by such agreement, it may be exercised by the personal representative of the optionee's estate or by any person who acquired the right to exercise such option by bequest, inheritance, or otherwise by reason of the optionee's death.

Subject to the foregoing, options may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

     SECTION 8. STOCK APPRECIATION RIGHTS. A stock appreciation right granted pursuant to the Plan shall entitle the holder, upon exercise, to receive a payment equal to the amount by which the fair market value of one share of Common Stock (as determined by the Committee) on the date the right is exercised exceeds the "base amount" established by the Committee for such right on the date it was granted. Stock appreciation rights shall be subject to such terms and conditions as the Committee shall from time to time approve; provided, that each right shall be subject to the following requirements:

     (a) TYPE OF RIGHT. A stock appreciation right may be granted in tandem with an option granted pursuant to the Plan, or as a "freestanding" right not in tandem with an option.
     (b) TANDEM RIGHTS. Any option granted in tandem with a stock appreciation right shall become nonexercisable upon the exercise of the related right, and any right granted in tandem with an option shall become nonexercisable upon exercise of the related option. Shares of Common Stock subject to an option which becomes nonexercisable by virtue of the exercise of a tandem right shall not be available for subsequent awards under the Plan.
     (c)  TERM.     No stock appreciation right shall be exercisable
          more than 121 months after the date on which it is granted.
     (d) PAYMENT. Any amount payable upon the exercise of a stock appreciation right may be paid in cash, in shares of Common Stock having a fair market value which is not more than the amount payable on the date of exercise, or in a combination of cash and such shares, or any other consideration in kind, including shares of restricted stock, as the Committee, in its sole discretion, shall determine.
     (e) RIGHTS NOT TRANSFERABLE. A stock appreciation right shall not be transferable by the holder except to the extent permitted by the agreement evidencing such right; provided, that in no event shall any right be transferable by the holder, other than by will or the laws of descent and distribution, and such right shall be exercisable during the holder's lifetime only by the holder. If, pursuant to the agreement evidencing a stock appreciation right, the right remains exercisable after the holder's death, to the extent permitted by such agreement, it may be exercised by the personal representative of the holder's estate or by any person who acquired the right to exercise such right by bequest, inheritance, or otherwise by reason of the holder's death.

Subject to the foregoing, stock appreciation rights may be made exercisable in one or more installments, upon the happening of certain events, upon the fulfillment of certain conditions, or upon such other terms and conditions as the Committee shall determine.

     SECTION 9. PERFORMANCE AWARDS. Performance Awards made pursuant to the Plan shall entitle the recipient to receive future payments of cash or distributions of shares of Common Stock upon the achievement of pre-established, long-term performance goals. All performance Awards shall be evidenced by agreements in such form as the Committee shall from time to time approve; provided, that each Award shall be subject to the following requirements:

     (a) PERFORMANCE PERIOD. The Committee shall establish with respect to each performance Award a performance period of not fewer than one year, nor more than five years.
     (b) AMOUNT OF AWARDS. The Committee shall establish a value for each performance Award, which value may be expressed in terms of specified dollar amounts or a specified number of shares of Common Stock. Any such value may be fixed or variable in accordance with criteria specified by the Committee at the time of the Award provided that the value of the performance Award awarded by the Committee to any Participant in a calendar year shall not exceed $1,000,000.
     (c) PERFORMANCE OBJECTIVES. The Committee shall establish performance objectives to be achieved with respect to each performance Award during the applicable performance period, determining the extent to which an employee shall be entitled to distributions with respect to such performance Award.
     (d) PERFORMANCE MEASURES. Performance objectives established by the Committee may relate to corporate, subsidiary, unit, or individual performance or any combination thereof, and may be established in terms of growth in gross or net earnings, earnings per share, ratio of earnings to equity or assets, share value, or such other measures or standards as the Committee shall determine. Multiple objectives may be used which have the same or different weighting, and such objectives may relate to absolute performance or to relative performance measured against other companies or businesses, or against other subsidiaries, units, or individuals.
     (e) ADJUSTMENTS. At any time prior to the end of a performance period, the Committee may adjust previously established performance objectives to reflect major unforeseen events such as changes in applicable laws, regulations, or accounting practices; mergers, acquisitions, or divestitures; or other unusual or nonrecurring items of events.
     (f) DISTRIBUTIONS WITH RESPECT TO AWARDS. Following the end of each performance period, the Committee shall determine the extent to which the performance objectives established for such period have been achieved and the amounts of cash or number of shares of Common Stock, if any, that are payable or distributable with respect to performance Awards made with respect to each period. Payments with respect to performance Awards may be made in cash or in shares (based on fair market value at the time of the distribution), or in any combination thereof, as the Committee shall determine. Such payments or distributions may be made in a lump sum or in installments, and shall be subject to such vesting, deferral or other terms and conditions as the Committee may determine.
     (g)  NONTRANSFERABILITY.  Performance Awards granted under this
          Plan shall not be assignable or otherwise transferable by the recipient, otherwise than by will or the laws of descent and distribution, and shall be payable during the recipient's lifetime, only to the recipient.

     SECTION 10. AGREEMENTS. Each Award granted pursuant to the Plan shall be evidenced by an agreement setting forth the terms and conditions upon which it is granted. Multiple Awards may be evidenced by a single agreement. Subject to the limitations set forth in the Plan, the Committee may, with the consent of the Participant to whom an Award has been granted, amend any such agreement to modify the terms or conditions governing the Award evidenced thereby.

     SECTION 11. ADJUSTMENTS. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, reclassification, combination, or exchange of shares or other similar corporate change, then if the Committee shall determine, in its sole discretion, that such change necessarily or equitably requires an adjustment in the number of shares of Common Stock subject to an Award, in the option price or value of an Award, or in the maximum number of shares subject to this Plan, such adjustments shall be made by the Committee and shall be conclusive and binding for all purposes of this Plan. No adjustment shall be made in connection with the issuance by the Company of any warrants, rights, or options to acquire additional shares of Common Stock or of securities convertible into shares of Common Stock.

     SECTION 12. TENURE. A Participant's right, if any, to continue to serve the Company or its subsidiaries as an officer, employee or otherwise, shall not be enlarged or otherwise affected by the Participant's designation as a Participant under the Plan.

     SECTION 13. MERGER, CONSOLIDATION,REORGANIZATION, LIQUIDATION, ETC. Subject to the provisions of the agreement evidencing any Award, if the Company shall become a party to any corporate merger, consolidation, major acquisition of property for stock, reorganization, or liquidation, the Board of Directors of the Company shall have the power to make any arrangement it deems advisable with respect to outstanding Awards and in the number of shares of Common Stock subject to this Plan, which shall be binding for all purposes of this Plan, including, but not limited to, the substitution of new Awards for any Awards then outstanding, the assumption of any such Awards, and the termination of such Awards. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change in Control:

               (i) Any Stock Options and Stock Appreciation Rights outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested shall become fully exercisable and vested to the full extent of the original grant.

               (ii) The restrictions applicable to any Restricted Stock shall lapse, and such Restricted Stock shall become free of all restrictions and become fully vested and transferable to the full extent of the original grant.

               (iii) All Performance Awards shall be
          considered to be earned and payable in full and any other deferral or other restriction shall lapse and such Performance Awards shall be settled in cash as promptly as practicable.

          "Change in Control" shall mean the happening of any of the following events:

          (a) An acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (2) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
          (iii) of subsection (b) of this definition; or

          (b) The approval by the shareholders of the Company of a reorganization, merger, consolidation, share exchange or sale or other disposition of all or substantially all of the assets of the Company ("Corporate Transaction") or, if consummation of such Corporate Transaction is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Corporate Transaction pursuant to which (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) will beneficially own, directly or indirectly, 20% or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the Corporate Transaction and (iii) individuals who were members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (c) The approval by the shareholders of the Company of a complete liquidation or dissolution of the company.

     SECTION 14. EXPENSES OF PLAN. The expenses of administering this Plan shall be borne by the Company and its subsidiaries.

     SECTION 15. RIGHTS AS STOCKHOLDER. Except to the extent otherwise specifically provided herein or in the agreement evidencing the Award, no recipient of any Award shall have any rights as a stockholder with respect to shares of Common Stock sold or issued pursuant to the Plan until certificates for such shares have been issued to such person.

     SECTION 16. GENERAL RESTRICTIONS. Each Award granted pursuant to the Plan shall be subject to the requirement that if, in the opinion of the Committee:

     (a)  the listing, registration, or qualification of any Common
          Stock related thereto upon any securities exchange or any state or federal law;
     (b)  the consent or approval of any regulatory body; or
     (c) an agreement by the recipient with respect to the disposition of any such shares of Common stock;
is necessary or desirable as a condition of the issuance or sale of such shares of Common Stock, such Award shall not be consummated unless and until such listing, registration, qualification, consent, approval, or agreement is affected or obtained in form satisfactory to the Committee.

     SECTION 17. WITHHOLDING. If the Company proposes or is required to distribute shares of Common Stock pursuant to the Plan, it may require the Participant to remit to it, or withhold from such Award or from the participant's other compensation, an amount sufficient to satisfy any applicable federal, state, or local tax withholding requirements prior to the delivery of any certificates for such shares of Common Stock.

     SECTION 18. AMENDMENTS.  The Board of Directors of the
Company may at any time, and from time to time, amend or terminate the Plan provided, that no amendment:

     (a) increasing the number of shares of Common Stock available for Awards pursuant to the Plan previously established pursuant to shareholder approval;
     (b) changing the classification of employees eligible to participate in the Plan; or
     (c) materially increasing the benefits accruing to Participants under the Plan;

shall be made without approval by an affirmative vote of shareholders representing at least the majority of the voting power at a duly authorized meeting of shareholders if such affirmative vote is required as a condition of continued exemption of the Plan under Securities and Exchange Commission Rule 16b-3.

     SECTION 19. SHAREHOLDER APPROVAL. This Agreement shall be submitted to the shareholders of the Company for its approval by an affirmative vote of the majority of the voting power at a meeting of the shareholders before restrictions for any Award lapse. After initial approval, the Board of Directors shall determine whether further submission is appropriate or necessary whenever the Plan is amended, to satisfy Code Section 162(m), the Rules of the New York Stock Exchange, regulatory or other legal requirements.

SECTION 20. EFFECTIVE DATE OF THE PLAN. This Plan shall be effective as of January 1, 1998.